Exhibit 10.5

FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT

This First Amendment to First Amended Securities Purchase Agreement (this “Amendment”) is dated April 2, 2013 by and between Titan Iron Ore Corp., a Nevada corporation (the “Company”) and Ascendiant Capital Partners, LLC, a Nevada limited liability company (the “Purchaser”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the First Restatement (as defined below).

WHEREAS, the parties entered into a Securities Purchase Agreement dated October 18, 2012 (the “Original Agreement”) and a First Amendment thereto dated January 9, 2013, both of which have been replaced in their entirety and restated in a First Amended and Restated Securities Purchase Agreement dated February 19, 2013 (the “First Restatement”);

WHEREAS, the Company has or intends to execute a financing term sheet with a third-party investors (the “Bridge Investors”), now or in the future, which presently requires that the Purchaser consent to the inclusion of additional securities to be issued to the Bridge Investor in the Registration Statement (the “Outside Financings”);

WHEREAS, the parties desire to modify the terms of the First Restatement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.           Purchaser hereby consents to the inclusion of the securities issued to the Bridge Investors as part of the Outside Financings in the Registration Statement, including any revisions, modifications, or supplements thereto, or subsequent Registration Statements which are based on the transactions described in Original Agreement or First Restatement.

2.           The parties have agreed to increase the number of Initial Commitment Fee Shares set forth in Section 4.16 of the First Restatement to Two Million (2,000,000) shares of Issuer’s Common Stock.  The parties acknowledge the prior issuance of 1,142,858 shares, and the Company hereby agrees to issue an additional 857,142 shares within three (3) business days of the date hereof.

3.           The Company agrees that the $5,000 unpaid balance of legal fees pursuant to Section 8.1 of the First Restatement will be paid directly from the Bridge Investor to legal counsel for Purchaser as part of the use of proceeds from the Outside Financing.

4.           Other than as set forth herein, the terms and obligations of the Original Agreement shall remain in full force and effect.

[remainder of page intentionally left blank; signature page to follow]

Page 1of 2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

TITAN IRON ORE CORP.	ASCENDIANT CAPITAL PARTNERS, LLC
By:	By:
Name: Title:	Name: Title: